SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2005

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	75-2243266
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Six Harrison Street New York, New York (Address of principal executive offices)	10013 (Zip code)

Registrant’s telephone number, including area code: (212) 925-8745

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Modification of Master Credit Facility

On July 19, 2005, Franklin Credit Management Corporation (the “Company”) received from Sky Bank, an Ohio Banking Corporation (“Sky Bank”), a letter (the “Master Credit Facility Modification Letter”) reflecting agreed upon modifications to the Master Credit and Security Agreement, dated as of October 13, 2004, as amended, between the Company and all of its subsidiaries other than Tribeca Lending Corp. (“Tribeca”) and Sky Bank (the “Master Credit Facility”). The following summary of certain provisions of the Master Credit Facility Modification Letter is qualified in its entirety by reference to the complete letter filed as Exhibit 10.1 hereto.

Pursuant to the Master Credit Facility Modification Letter, retroactive to July 1, 2005, interest on indebtedness incurred on or after July 1, 2005 will be payable monthly at a floating rate equal to the highest Federal Home Loan Bank of Cincinnati 30 day advance rate as published daily by Bloomberg under the symbol FHL5LBRI (the “FHLB Cincinatti one month advance rate”), plus the applicable margin as follows:

If the 30-day advance rate is	the applicable margin is
Less than 2.01%	300 basis points
2.01 to 4.75%	275 basis points
Greater than 4.75%	250 basis points

These modifications reduce the interest rate applicable to such term loans by 50 basis points, or 0.50%. Indebtedness incurred prior to July 1, 2005 will continue to be subject to the interest rates applicable under the terms of the Master Credit Facility in effect prior to the Master Credit Facility Modification Letter.

Additionally, pursuant to the Master Credit Facility Modification Letter, the origination fee required to be paid by the Company upon each closing of a subsidiary loan originated under the Master Credit Facility on or after July 1, 2005 will be equal to 0.75% of the amount of the subsidiary loan, unless otherwise agreed to by Sky Bank and the subsidiary. Indebtedness incurred prior to July 1, 2005 was subject to a 1% origination fee.

Modification of Tribeca Warehouse Facility and Terms of Warehouse Refinancings

On July 19, 2005, Tribeca received a letter from Sky Bank (the “Tribeca Facilities Modification Letter”) reflecting agreed upon modifications to the Warehousing Credit and Security Agreement, dated as of September 30, 2003, as amended, between Tribeca and Sky Bank (the “Warehouse Facility”), and the terms pursuant to which Tribeca, through its subsidiaries, will refinance outstanding advances under the Warehouse Facility into term loans, each of which is made pursuant and subject to a term loan and security agreement with Sky Bank and a term note (the “Term Loans”). The following summary of certain provisions of the Tribeca Facilities Modification Letter is qualified in its entirety by reference to the complete letter filed as Exhibit 10.2 hereto.

Pursuant to the Tribeca Facilities Modification Letter, retroactive to July 1, 2005, interest on all amounts outstanding under the Warehouse Facility will be payable monthly at a floating rate equal to, at Tribeca’s option, the Wall Street Journal prime rate less 0.5%, or 2.5% over the FHLB Cincinnati one month advance rate. Prior to July 1, 2005, such amounts outstanding were subject to an interest rate equal to the Wall Street Journal prime rate.

Pursuant to the Tribeca Facilities Modification Letter, interest on Term Loans originated on or after July 1, 2005 will be payable monthly at a floating rate equal to the highest FHLB Cincinnati one month advance rate plus the same margin as would be applicable to loans originated on the same date under the Master Credit Facility following effectiveness of the Master Credit Facility Modification Letter. Additionally, the origination fee required to be paid by the applicable subsidiary of Tribeca upon the closing of each Term Loan originated on or after July 1, 2005 will be 0.5% of the amount of the Term Loan. Each Term Loan originated prior to July 1, 2005 was subject to a 1% origination fee and will continue to be subject to the terms of the term loan and security agreement and term note governing such Term Loan.

Underwriting Agreement

On July 19, 2005, the Company entered into an underwriting agreement and pricing agreement (together, the “Underwriting Agreement”) with Ryan Beck & Co., Inc. (the “Underwriter”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 10.3 hereto.

Pursuant to the Underwriting Agreement, the Company agreed to sell and the Underwriter agreed to purchase for resale to the public, subject to the terms and conditions expressed therein, 1,100,000 shares of the Company's common stock, par value $0.01 per share (the “Shares”), at a price per share of $11.50, less applicable underwriting discounts and commissions. The Company also granted the Underwriter a 30-day option to purchase up to an additional 165,000 shares to cover over-allotments, if any. The Shares are expected to be issued on July 25, 2005, subject to the terms and conditions of the Underwriting Agreement.

In the Underwriting Agreement, the Company has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing.

Item 2.02. Results of Operations and Financial Condition.

See Item 8.01(b).

Item 8.01. Other Events.

(a) On July 19, 2005, the Company issued a press release announcing the pricing of a public offering of 1,100,000 shares of its common stock. The press release also announced that the Company’s common stock has ceased to be quoted on the Over-the-Counter Bulletin Board under the symbol “FCSC” and is scheduled to commence trading on The Nasdaq National Market under the symbol “FCMC” when the market opens on Wednesday, July 20, 2005. A copy of the press release is filed as Exhibit 10.4 hereto, and is incorporated in this Item 8.01 by reference.

(b) On July 20, 2005, the Company disclosed the following in the final prospectus relating to its offering of shares of common stock, dated July 20, 2005:

“Although we have not yet completed preparing our financial statements for the second quarter of 2005, we currently expect net income in the quarter to reflect an increase from net income in the second quarter of 2004, and a decrease from net income in the first quarter of 2005. The decrease in net income relative to the first quarter of 2005 is expected to reflect an increase in our cost of funds due to the impact of the continuing and steady rise in short-term interest rates on our liability-sensitive balance sheet; an increase in general and administrative expenses primarily due to the issuance of restricted stock to certain recently hired members of senior management and increased legal and other operating expenses associated with loan origination, loan servicing and foreclosures of loans, reflecting the recent growth in our portfolio and origination activities; and one-time charges of approximately $500,000 relating to the previously announced relocation of our administrative offices.”

Item 9.01. Financial Statements and Exhibits.

(c)          Exhibits

Exhibit No.	Description

10.1	Letter, dated July 19, 2005, from Sky Bank to the Company. Incorporated by reference to Exhibit 10.20 of the Company’s Amendment No. 2 to Form S-1, filed with the Securities and Exchange Commission on July 19, 2005.

10.2	Letter, dated July 19, 2005, from Sky Bank to Tribeca. Incorporated by reference to Exhibit 10.21 of the Company’s Amendment No. 2 to Form S-1, filed with the Securities and Exchange Commission on July 19, 2005.

10.3	Underwriting Agreement, dated July 19, 2005, between the Company and Ryan Beck & Co., Inc.

99.1	Press Release, dated July 19, 2005, entitled “Franklin Credit Management Corporation Announces the Public Offering of Common Stock and Listing on Nasdaq”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Paul D. Colasono

Name: Paul D. Colasono
Title: Chief Financial Officer and Executive Vice President

Date:      July 20, 2005